QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Liberty Homes, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIBERTY HOMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    To Be Held April 26, 2001

To the Shareholders:

    The Annual Meeting of Shareholders of Liberty Homes, Inc. will be held at the Goshen Inn, U.S. Highway 33 East, Goshen, Indiana, on Thursday, April 26, 2001 at 9:00 AM, Eastern Standard Time, for the following purposes:

  (1)
  To elect six directors for the ensuing year.

  (2)
  To transact such other business as may properly come before the meeting.

    All shareholders of record at the close of business on March 15, 2001 are entitled to notice of the Annual Meeting. ONLY SHAREHOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE AT THE ANNUAL MEETING IN PERSON OR BY DULY AUTHORIZED PROXY.

    Accompanying this notice is a copy of the Company's annual report for the year 2000.

                      By Order of the Board of Directors

                      Edward Joseph Hussey
                       Secretary

Goshen, Indiana
March 31, 2001

IMPORTANT

Liberty Homes, Inc. invites each of its shareholders to attend the Annual Meeting. If you are a shareholder of Class B Common Stock and are unable to be present at the meeting, it is important that you, whether you are the owner of one or more shares of Class B Common Stock, sign and return the enclosed proxy. An envelope on which postage will be paid by the Company is enclosed for that purpose. Returning your executed proxy will make certain that you are represented at the Annual Meeting. Your cooperation will be appreciated.

LIBERTY HOMES, INC.
PO Box 35, Goshen, Indiana 46527

PROXY STATEMENT
For Annual Meeting of Shareholders

To Be Held on April 26, 2001

SOLICITATION OF PROXIES

    This proxy statement is furnished to the shareholders of Liberty Homes, Inc., an Indiana corporation (the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held on April 26, 2001 at 9:00 AM. (Eastern Standard Time), or any adjournment thereof (the "Annual Meeting"). Proxies so given may be revoked at any time prior to the voting thereof by giving written notice to the Secretary of the Company or at the meeting by voting by ballot and thereby canceling any proxies previously returned. Proxies will be solicited by mail and proxy-soliciting material will be furnished to brokerage houses, custodians, nominees and fiduciaries upon request for forwarding to the beneficial owners of the Company's Class B Common Stock, $1.00 par value (the "Class B Common Stock"), held of record by such persons. The cost of solicitation will be borne by the Company. This proxy statement and enclosed proxy card are being sent to shareholders on or about March 31, 2001.

SHARES OUTSTANDING AND VOTING RIGHTS

    The Company has authorized and outstanding two classes of Common Stock: the Class A Common Stock, $1.00 par value and the Class B Common Stock, $1.00 par value. All shares of Class A Common Stock are non-voting securities. ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE. The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of shareholders entitled to notice of and/or to vote at the Annual Meeting. On that date, the Company had outstanding 2,085,045 shares of Class A Common Stock and 1,667,822 shares of Class B Common Stock. Each share of Class B Common Stock entitles its holder to one vote, executed in person or by properly executed proxy on each matter to be considered at the Annual Meeting. THE HOLDERS OF CLASS A COMMON STOCK ARE ONLY ENTITLED TO NOTICE OF THE ANNUAL MEETING AND CANNOT VOTE ON ANY OF THE MATTERS DESCRIBED HEREIN.

    The following table sets forth the beneficial ownership of the only persons known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Class B Common Stock	Hussey Investments L.P., an Indiana limited partnership Edward J. Hussey (1) Edward Joseph Hussey (2) Michael F. Hussey (2) John P. Hussey (2) Nancy A. Parrish (2) PO Box 35 Goshen, IN 46527	880,881	52.8%

(1)
Edward J. Hussey is a limited partner in Hussey Investments L.P. and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments L.P. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2)
Edward Joseph Hussey, Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments L.P. and accordingly share voting and investment control over the shares of Class B Common Stock owned by that limited partnership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors, executive officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they have filed.

    Based solely upon a review of the copies of these forms furnished to the Company and representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2000 all directors, executive officers and greater than 10% beneficial owners complied with all applicable filing requirements.

ELECTION OF DIRECTORS

    Under a recent amendment to the By-Laws of the Company, six directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. Directors will be elected by plurality of the votes cast. It is the present intention of the persons named in the accompanying proxy to vote such proxy for the election of the persons named in the following table. If, on account of death or unforeseen contingencies, any of the nominees designated in the table shall be unable or unwilling to serve, the persons named in the accompanying proxy reserve the right to vote such proxy for such other person or persons as they shall determine.

    Proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Directors are elected upon receipt of a plurality of votes cast at the meeting. Other actions are approved by the affirmative vote of the majority of the shareholders comprising a quorum. Therefore, abstentions or broker non-votes will have no effect in the election of directors, but will have the effect of being counted as a vote against any other action.

    The persons named in the following table have been nominated by the Board of Directors for election at the Annual Meeting. All are presently directors of the Company. Except as otherwise indicated below, the business address of each of the directors of the Company is PO Box 35, Goshen, Indiana 46527. The following table sets forth certain other information with respect to each nominee.

Name	Class A Common Stock Beneficially Owned as of March 15, 2001 (percent of class)(1)(2)		Class B Common Stock Beneficially Owned as of March 15, 2001 (percent of class)(2)
EDWARD J. HUSSEY, age 83, has been President and a Director of the Company (or its predecessors) since 1960, and is the father of Edward Joseph Hussey and Michael F. Hussey.(3)(7)	-0-	(-0-)	-0-	(-0-)
EDWARD JOSEPH HUSSEY, age 53, has been Vice President-Secretary of the Company since 1985 and has been a Director of the Company since 1981. Since 1975 he has been associated with the law firm of Hodges & Davis PC, where he currently is a shareholder. He is a son of Edward J. Hussey.(4)(5)(6)(7)	1,276,619	(61.2%)	945,653	(56.7%)
DAVID M. HUFFINE, age 52, has been Vice President of Duneland Mortgage since 2000. Prior thereto, he was President of I.M. Homes, President of Sky View Homes, Inc., Chairman of the Board of Rampart Investigations, and Senior Vice President of Calumet Securities Corporation. He has been a Director of the Company since 1988.(7)	-0-	(-0-)	-0-	(-0-)
MICHAEL F. HUSSEY, age 44, has been Vice President-Finance and Assistant Secretary of the Company since 1984 and has been employed by the Company since 1980. He has been a Director of the Company since 1988. He is a son of Edward J. Hussey.(5)(6)(7)	1,276,054	(61.2%)	945,088	(56.7%)
MITCHELL DAY, age 45, has been President of Day Equipment Corporation since 1984. Prior thereto, he was a Vice President with the same corporation. He has been a Director of the Company since 1995.(7)	-0-	(-0-)	-0-	(-0-)
LESTER M. MOLNAR, Age 70, retired as Vice President of Purchasing for the Company in 1993 after 16 years of service. He currently does consulting work for the Company and has been a Director since February 12, 2001.(7)	-0-	(-0-)	-0-	(-0-)

All Directors and Executive Officers as a group(8)	1,299,454	(62.3%)	1,009,860	(60.5%)

(1)
All shares of Class A Common Stock are non-voting securities.

(2)
Except as noted in footnote (6), each individual director and officer has sole investment power with respect to the shares of Class A Common Stock and, except as noted in footnote (5), has sole voting and investment power with respect to the shares of Class B Common Stock owned by them and included in the table.

(3)
Edward J. Hussey is a limited partner in Hussey Investments L.P., an Indiana limited partnership which owns shares of Class B Common Stock. He also is a limited partner in Hussey Endeavors L.P., an Indiana limited partnership which owns Class A Common Stock. Edward J. Hussey disclaims beneficial ownership of all such shares.

(4)
The Company uses the services of Edward Joseph Hussey's law firm in various matters related to its business. During 2000, the Company paid $9,022 for such services.

(5)
Includes 880,881 shares of Class B Common Stock owned by Hussey Investments L.P., an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Investments L.P., and as such, share with the other general partners voting and investment control over the shares of Class B Common Stock owned by that partnership.

(6)
Includes 1,253,219 shares of Class A Common Stock owned by Hussey Endeavors LP, an Indiana limited partnership. Edward Joseph Hussey and Michael F. Hussey are general partners of Hussey Endeavors LP, and as such, share with the other general partners investment control over the shares of Class A Common Stock owned by that partnership.

(7)
During 2000, the Company paid $32,295 of consulting fees to Mr. Molnar, $1,400 of Directors fees to Mr. Day and $1,558 of Directors Fees to Mr. Huffine. No fees were paid to the other Directors. Instead, as employees, the other Directors received compensation as shown on the summary compensation table.

(8)
The non-Director Executive Officers of the Company have no beneficial ownership of Common Stock of the Company.

    The Board of Directors of the Company held five meetings during 2000. Mr. Day and Mr. Huffine each attended in person fewer than 75% of the aggregate of these meetings and the meetings of all committees on which they serve. However, the actions taken by the Board in their absence were reviewed with Mr. Day and Mr. Huffine over the telephone and in all cases Mr. Day and Mr. Huffine concurred in the actions taken.

    The Board of Directors has an Audit Committee consisting during the year 2001 of Mr. Day, Mr. Huffine and Mr. Molnar. The Committee's report begins on page 9 of this Proxy Statement.

    The Board of Directors has a Compensation Committee consisting during the year 2001 of Mr. Day, Mr. Huffine and Michael F. Hussey. The Committee's report begins on page 6 of this Proxy Statement.

EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998, of those persons who were, at anytime during the last completed fiscal year, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company as of December 31, 2000 (the named officers):

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
					Stock Options & Awards	Long Term Incentive Payouts
Name & Principal Position	Year	Salary	Bonus(1)	Other Annual Comp.			All Other Comp(2)
Edward J. Hussey Chairman & President	2000 1999 1998	$240,000 240,000 240,000	$120,000 344,000 442,000	— — —	— — —	— — —	— — —
Edward Joseph Hussey VP & Sec	2000 1999 1998	$145,600 140,400 124,800	$112,800 299,240 339,840	— — —	— — —	— — —	$23,380 19,379 16,809
Michael F. Hussey VP - Finance	2000 1999 1998	$145,600 140,400 124,800	$112,800 299,240 339,840	— — —	— — —	— — —	$23,380 19,379 16,809
Marc A. Dosmann VP & CFO	2000 1999 1998	$78,000 75,400 71,500	$44,000 57,240 72,200	— — —	— — —	— — —	— — —
Bruce A. McMillan VP - Sales	2000 1999 1998	$76,700 74,100 71,500	$43,350 56,460 72,200	— — —	— — —	— — —	— — —

(1)
Includes amounts awarded under the Company's key employee bonus plan (described below) for the respective fiscal years, even if deferred, as well as discretionary bonuses.

(2)
Amount represents the time value calculated on the annual life insurance premiums paid by the Company for the respective trusts in accordance with the split dollar insurance plan described below. The time value was calculated using the effective interest rate method over eight years, at a discount rate of 7%. The premiums paid by the Company are to be repaid by the trusts upon the death of the insureds or the termination of the policies by the trusts.

Employment Contracts

    The services of Edward Joseph Hussey and Michael F. Hussey as executive officers of the Company are provided under employment agreements dated September 14, 1993. Both employment agreements are on an "at-will" basis terminable at any time by the Company or the executive and provide for a base salary determined and reviewed by the Company at least annually, the same types of benefits accorded to other executives of the Company and continuance of a split dollar insurance plan during the period of employment and thereafter on specified conditions. If termination of employment results from death, the deceased executive's legal representative will be entitled to receive the earned obligations under the employment agreements, including (i) full base salary through the end of the then current fiscal year, (ii) any incentive payments for the last fiscal year, and (iii) any previously deferred compensation. In addition, the split dollar insurance plan will continue for the benefit of the executive's legal representative or designated beneficiary. If termination of employment results from the executive's disability or retirement, the executive will receive the Accrued Obligations and the split dollar insurance plan shall be continued for the benefit of the executive or the executive's legal representative or designated beneficiary. If employment is terminated for any reason other than death, disability or retirement, the executive will have no further rights under the employment agreement nor to any benefits under the split dollar insurance plan.

COMPENSATION COMMITTEE REPORT

Split Dollar Insurance Plan

    The Company is a party to split dollar insurance plans effective June 11,1993, which provide additional compensation to Edward Joseph Hussey and to Michael F. Hussey in the form of cash compensation and in assisting certain trusts established by them to pay premiums on certain policies of life insurance owned by the trusts. Under the split dollar insurance plans, the Company and the trusts each pay part of the premium for those insurance policies. Upon the death of the insureds, each trust has agreed to pay the Company an amount equal to all premium payments made by the Company. Upon termination of either of the split dollar insurance plans by the respective trust's surrender of the insurance policy, delivery of notice of termination to the Company or failure to make a required premium contribution, each trust has agreed to pay to the Company the cash surrender value of the insurance policy, but not more than an amount equal to all premium payments made by the Company relating to that policy.

Compensation Principles

    The foundation of the executive compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:

  •
  Integrates compensation programs with both the Company's annual and long-term strategic planning and measurement processes.

  •
  Supports a performance-oriented environment that rewards performance not only with respect to Company goals but also with respect to Company performance as compared to that of industry performance levels.

  •
  Attracts and retains key executives critical to the long-term success of the Company.

Key Employee Bonus Plan

    The Company's key employee bonus plan covers all key employees, including all executive officers, of the Company. Participants are eligible to receive a bonus established as a percentage of their base salary, which percentage may depend upon the extent to which certain financial results are attained. Bonuses are determined quarterly, on a cumulative basis, for each calendar year. Each participant receives part of his bonus payment at the time the Company's earnings reports for the applicable quarter are released to the public. The balance of a participant's bonus is paid at the time the Company's annual earnings are released to the public. Payments are made only if such participant is employed by the Company on that date. Amounts paid and accrued under the Key Employee Bonus Plan during 2000 are included in the compensation table above.

Compensation of the Company's Chief Executive Officer and President

    The compensation of the Company's Chief Executive Officer and President, Mr. Edward J. Hussey, is based upon the Compensation Principles and Key Employee Bonus Plan described above. Mr. Hussey's base salary is determined by considering the salaries of CEOs in similar sized businesses and competitor companies. The remaining portion of his compensation is tied to the Company's annual performance.

Compensation of the Company's Other Executive Officers

    The compensation of the Company's other executive officers is set by the President.

Compensation Committee Interlocks and Insider Participation

    Michael F. Hussey served as a member of the Company's Compensation Committee and is an employee of the Company.

COMPENSATION COMMITTEE

Michael F. Hussey
David M. Huffine
Mitchell Day

SHAREOWNER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Class A and Class B Common Stock against the cumulative total return of the Dow Jones Total Market Index and the Dow Jones Home Construction Index for the period of five fiscal years ending December 31, 2000.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
LIBERTY HOMES, INC., DOW JONES TOTAL MARKET INDEX
AND DOW JONES HOME CONSTRUCTION INDEX
FISCAL YEAR ENDING DECEMBER 31

	1995	1996	1997	1998	1999	2000
Class A Common Stock	100	109	72	92	73	44
Class B Common Stock	100	109	89	110	75	50
Dow Jones Total Market Index	100	122	161	201	247	224
Dow Jones Home Construction Index	100	99	146	154	102	179

    Assuming that the value of the investment in Liberty Homes, Inc. Class A and Class B Common Stock and each index was $100 on December 31, 1995 and all dividends were reinvested.

AUDIT COMMITTEE ISSUES

    During 2000, the Audit Committee was comprised of three members of the Company's Board of Directors, David M. Huffine, Michael F. Hussey and Mitchell Day. During this time, Mr. Day and Mr. Huffine met the independence requirements set forth in the NASDAQ National Market Listing Standards. Mr. Hussey is not considered independent due to his employment by the Company. Therefore, on February 12, 2001, the Board replaced Mr. Hussey with Lester M. Molnar who meets the independence standards.

    Furthermore, the Committee is guided by a written charter which has been adopted by the Company's Board of Directors and which is reproduced in Appendix A to this proxy statement. The Committee met twice during the year.

AUDIT COMMITTEE REPORT

    The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the committee chairman shall be designated by the full Board of Directors.

    The Committee has reviewed and discussed with the Company's management the audited statements for the Company's fiscal year ending December 31, 2000 which are included in the Annual Report accompanying this Proxy Statement. Additionally, the Committee has reviewed and discussed with the Company's independent accountants communications regarding the accountants' independence as required by Independence Standards Board Standard Number One, as well as those matters required by Statement of Auditing Standards 61. Based on the review and discussion, the Committee has recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ending December 31, 2000 be included in the Form 10-K filed by the Company.

AUDIT COMMITTEE

Michael F. Hussey
David M. Huffine
Mitchell Day

RELATIONSHIP WITH INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

    The accounting firm of Crowe, Chizek and Company LLP served as the Company's independent public accountants for the fiscal year ended December 31, 2000. It is presently intended that Crowe, Chizek and Company LLP will serve as the Company's accountants for the fiscal year ending December 31, 2001. It is anticipated that a representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if desired and to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports and Form 10-Q for the fiscal year ended December 31, 2000 were $47,255.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The independent accountants billed the Company no fees for professional services relating to financial information systems design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES

    The aggregate fees billed for all other services rendered by the independent accountants for the fiscal year ended December 31, 2000 were $93,035.

SHAREHOLDER PROPOSALS

    Any shareholder who intends to present a proposal for consideration at next year's Annual Meeting of Shareholders, and who desires to have the proposal considered for inclusion in the Company's proxy statement related to next year's Annual Meeting, must see that the proposal is received in the Company's offices in Goshen, Indiana no later than December 3, 2001. Submission of a proposal to the Company does not necessarily mean that it will be included in the Company's proxy statement.

    In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 14, 2002, then, if such proposal is properly presented, the proxies designated by the Board of Directors for that meeting may vote in their discretion on such proposal any shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

OTHER MATTERS

    The Board of Directors does not intend to present any item of business at the Annual Meeting other than as specifically set forth in the Notice of Meeting. However, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such additional matters that may properly come before the meeting. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD AS OF MARCH 15, 2001 UPON WRITTEN REQUEST TO MR. EDWARD JOSEPH HUSSEY, LIBERTY HOMES, INC., PO BOX 35, GOSHEN, INDIANA 46527.

                      By Order of the Board of Directors

                      Edward Joseph Hussey
                      Secretary

APPENDIX A

AUDIT COMMITTEE CHARTER

    The Audit Committee of Liberty Homes, Inc. is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to its shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

    In meeting its responsibilities, the Audit Committee is expected to:

1.
Provide an open avenue of communication between the independent accountants and the Board of Directors.

2.
Review and update the Committee's charter annually.

3.
Recommend to the Board of Directors the selection of the independent accountants, consider the independence and approve the fees to be paid to the independent accountants.

4.
On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

5.
Consider and review with the independent accountants:

a.
The adequacy of the Company's internal controls including computerization information system controls and security.

b.
Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

6.
Review with management and the independent accountants at the completion of the annual examination:

a.
The Company's annual financial statements and related footnotes.

b.
The independent accountants' audit of the financial statements and their report thereon.

c.
Any serious difficulties or disputes with management encountered during the course of the audit.

d.
Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

7.
Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

8.
Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

9.
Meet with the independent accountants and management in separate executive sessions to discuss any matters that the committee or their groups believe should be discussed privately with the Audit Committee.

10.
Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate, including whether the Committee recommends the audited financial statements be included in the Form 10-K.

11.
The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

12.
The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

13.
The Committee will perform such functions as assigned by law, the Company's charter or by-laws, or the Board of Directors.

PROXY

Liberty Homes, Inc.
PO Box 35
Goshen, Indiana 46527

This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby authorizes and appoints Edward J. Hussey and Ralph D. Ray, and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Liberty Homes, Inc. held of record by the undersigned on March 15, 2001, at the Annual Meeting of Shareholders to be held on April 26, 2001, or any adjournment thereof. PLEASE NOTE THAT ONLY HOLDERS OF CLASS B COMMON STOCK ARE ENTITLED TO VOTE ON THE MATTERS LISTED BELOW.

1.	Election of Directors
/ / FOR all nominees listed below (except as marked to the contrary below)	/ / WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTIONS:
 To withhold authority to vote for any individual nominee, draw a line through the nominee's name in the list below.

Edward J. Hussey, Edward Joseph Hussey, David M. Huffine, Michael F. Hussey, Mitchell Day, Lester M. Molnar

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(over)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES.

                                Dated   , 2001

                                Signature

                                Signature

                                (Where stock is registered in joint tenancy, all tenants should sign. Persons signing as Executors, Administrators, Trustees, or the like, should so indicate.)

                                PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION OF PROXIES
SHARES OUTSTANDING AND VOTING RIGHTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT
SHAREOWNER RETURN PERFORMANCE PRESENTATION
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG LIBERTY HOMES, INC., DOW JONES TOTAL MARKET INDEX AND DOW JONES HOME CONSTRUCTION INDEX FISCAL YEAR ENDING DECEMBER 31
AUDIT COMMITTEE ISSUES
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
AUDIT FEES
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
ALL OTHER FEES
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
PROXY Liberty Homes, Inc. PO Box 35 Goshen, Indiana 46527